Exhibit 99.1

News Announcement                 For Immediate Release

NEXSTAR BROADCASTING FIRST QUARTER NET

REVENUE RISES 26.7% TO A RECORD $255.7 MILLION

Net Revenue Growth Drives 1Q Operating Income of $57.9 Million up 52.8%,

BCF of $98.1 Million up 29.5%, Adjusted EBITDA of $82.3 Million up 28.4%,

and Free Cash Flow of $52.1 Million up 21.3%

IRVING, Texas – May 3, 2016 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar” or “the Company”) today reported record financial results for the first quarter ended March 31, 2016 as summarized below.

Summary 2016 First Quarter Highlights

	Three Months Ended March 31,
($ in thousands)	2016	2015	Change
Local Revenue	$93,767	$84,524	+10.9%
National Revenue	$35,450	$35,578	(0.4)%
Core Revenue	$129,217	$120,102	+7.6%

Political Revenue	$11,754	$360	+3165.0%
Retransmission Fee Revenue	$97,313	$66,564	+46.2%
Digital Revenue	$22,533	$19,312	+16.7%
Other	$1,605	$1,201	+33.6%
Trade and Barter Revenue	$11,417	$11,393	+0.2%
Gross Revenue	$273,839	$218,932	+25.1%
Less: Agency Commissions	$18,181	$17,197	+5.7%
Net Revenue	$255,658	$201,735	+26.7%

Gross Revenue Excluding Political	$262,085	$218,572	+19.9%

Income from Operations	$57,929	$37,904	+52.8%

Broadcast Cash Flow(1)	$98,063	$75,728	+29.5%
Broadcast Cash Flow Margin(2)	38.4%	37.5%

Adjusted EBITDA(1)	$82,252	$64,045	+28.4%
Adjusted EBITDA Margin(2)	32.2%	31.7%

Free Cash Flow(1)	$52,120	$42,953	+21.3%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 5, while reconciliations are included on page 9.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. commented, “Nexstar’s strong operating and financial momentum continues in 2016 as we exceeded consensus estimates with record first quarter net revenue, BCF, adjusted EBITDA and free cash flow.  The 26.7% rise in first quarter net revenue was attributable to advertising strength in key categories complemented by our ability to monetize the Super Bowl through coordinated multi-platform revenue initiatives; political advertising spending which exceeded our expectations; continued robust retransmission fee growth; and, another quarter of double digit digital media growth.  Overall, we believe our record first quarter results continue to highlight the value of our long-term strategy to transform our traditional television operating model into a diversified media entity with high margin revenue streams while building scale through accretive acquisitions.

“With solid core advertising trends; upcoming special event programming including the Rio 2016 summer Olympics; the cyclical return of significant political spending; our expanded digital media operations; and, visible retransmission revenue growth, Nexstar is on track to generate record free cash flow throughout 2016 and our fifth consecutive year of record financial results. As such we remain confident in our pro-forma 2016/2017 free cash flow projection for Nexstar of approximately $250 million of average annual free cash flow, or average pro-forma free cash flow of approximately $8.15 per share per year on a stand-alone basis.

“In addition to the record first quarter operating results, we are making continued progress towards the completion later this year of our acquisition of Media General, including regulatory and SEC filings, financing-related rating agency meetings and reviews, station divestiture marketing and post-acquisition integration, facilities and personnel planning.  The new Nexstar Media Group will increase our legacy broadcast portfolio by approximately two thirds and more than double our audience reach while presenting opportunities related to the increased scale and complementary nature of the combined digital media operations, which we intend to aggressively manage to profitability.  Financially, the transaction is expected to more than double our revenue and adjusted EBITDA and will be immediately accretive upon closing.  Using what are currently conservative expectations for the cost of financing the transaction and identified year one synergies of $76 million, Nexstar Media Group will generate over $500 million of average annual free cash flow with annual free cash flow per share expected to approximate $11.15 per year over the 2016/2017 period on a pro forma basis.  We intend to initially allocate free cash flow to leverage reduction and expect covenant leverage to approximate 4.5x by year end 2016, assuming no net proceeds from the incentive auction.

“First quarter core ad revenue rose 7.6%, inclusive of 10.9% first quarter growth in local spot revenue and we saw growth in five of our top six, and six of our top ten ad categories, as well as a 12.7% year-over-year increase in new business development.  Nexstar’s gross revenue growth in the first quarter excluding political was a robust 19.9% while first quarter political revenue rose to nearly $12 million marking a nearly three-fold rise over first quarter 2014 levels during the last political cycle. Strong gains in our core television operations were complemented by continued significant growth in first quarter retransmission fee revenue which rose 19.1% on a quarterly sequential basis and 46.2% year-over-year to $97.3 million, which marks a record level of quarterly revenue from this source.

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“With the renewal of retransmission consent agreements representing approximately 45.0% of our subscriber base in 2015 we project highly visible and significant revenue growth from this source throughout the year.  Digital revenue growth was driven by organic growth in our markets and contributions from LAKANA, our digital media services company.  In total, retransmission fee and digital revenue grew 39.6% year-over-year to $119.8 million and accounted for 46.9% of 2016 first quarter net revenue.  By comparison, and reflecting our continued progress in building our non-core revenue pillars, total first quarter 2015 retransmission fee and digital revenue comprised 42.6% of net revenue and 30.9% of net revenue in the 2014 first quarter.

“The rise in first quarter station direct operating expenses (net of trade expense) and SG&A primarily reflects higher variable costs related to the significant increase in core revenues and the operation of 20 additional stations acquired in 2015.  The $4.1 million increase in corporate expense reflects increased staffing and infrastructure to manage and operate the additional stations but was higher than our expectations due to approximately $4.3 million in non-recurring expenses associated with professional fees related to the Media General transaction.  Even with these one-time expenses, first quarter adjusted EBITDA grew 28.4% while free cash flow was up 21.3% over the prior year and rose over 106% from first quarter 2014 levels when we last had a significant level of political advertising.

“This June will mark Nexstar’s 20 year anniversary.  Over the last two decades the Company has been built through a disciplined approach to acquisitions, a focus on enhancing the operating results of acquired stations and digital media properties, and an overarching commitment to localism.  Consumers’ brand awareness and purchasing decisions are every bit as strong, if not stronger, locally, where businesses operate and transactions take place.  Local diversified media companies like Nexstar are highly competitive in today’s multi-platform world because we provide superior local content that is unique and relevant to each of the local communities we serve across the United States while offering local businesses, advertisers and brands unparalleled 24/7 marketing opportunities across all screens and devices.

“With significant and growing free cash flow and the expected closing later this year of the Media General transaction, Nexstar is positioned with the financial capacity and flexibility to reduce leverage while returning capital to shareholders and in January we announced a 26.3% increase in the amount of our quarterly cash dividend. As we continue to benefit from what are expected to be record levels of political advertising in 2016, the ongoing renewal of our retransmission consent agreements and completion of smaller transactions announced in the second half of 2015, we have excellent visibility to delivering on or exceeding our free cash flow targets and a clear path for the continued near- and long-term enhancement of shareholder value.”

The consolidated total debt of Nexstar, its wholly owned subsidiaries, Mission Broadcasting, Inc. and Marshall Broadcasting Group, Inc. (collectively, the “Company”) at March 31, 2016, was $1,514.2 million including senior secured debt of $721.9 million.  The Company’s total net leverage ratio at March 31, 2016 was 4.22x compared to a total permitted leverage covenant of 6.75x.  The Company’s first lien net leverage ratio at March 31, 2016 was 2.00x compared to the covenant maximum of 4.00x.

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The table below summarizes the Company’s debt obligations:

($ in millions)	3/31/2016	12/31/2015
Revolving Credit Facilities	$44.0	$2.0
First Lien Term Loans	$677.9	$682.2
6.875% Senior Unsecured Notes	$520.0	$519.8
6.125% Senior Unsecured Notes	$272.3	$272.2
Total Debt	$1,514.2	$1,476.2

Cash on Hand	$12.8	$43.4

Nexstar Enters into Definitive Agreement to Acquire Media General

On January 27, 2016, Nexstar and Media General, Inc. announced a definitive agreement whereby Nexstar will acquire all outstanding shares of Media General for $10.55 per share in cash and 0.1249 of a share of Nexstar Class A common stock for each Media General share.  The agreement includes potential additional consideration in the form of a contingent value right ("CVR") entitling Media General shareholders to net cash proceeds as received from the sale of Media General's spectrum in the Federal Communication Commission’s upcoming Incentive Auction, reduced to account for the indirect benefit former Media General shareholders will receive as shareholders in the combined company from (i) the net proceeds from the disposition of Nexstar’s spectrum in the Incentive Auction and (ii) the net proceeds from the disposition of Media General’s spectrum in the Incentive Auction.

The transaction will enable Nexstar and Media General shareholders to participate in the near- and long-term upside of a pure-play broadcasting company with expanded audience reach, a more diversified portfolio, and a significantly stronger financial profile, including substantial free cash flow per share, led by a proven broadcast and digital media management team.

The transaction, expected to close in the fourth quarter of 2016, has been unanimously approved by the boards of directors of both companies and is subject to a vote by stockholders of Media General and Nexstar, FCC approval and other regulatory approvals (including expiration of the applicable Hart-Scott-Rodino waiting period) and other customary closing conditions. The merger is not subject to any financing condition and Nexstar has received committed financing totaling $4.7 billion from BofA Merrill Lynch, Credit Suisse and Deutsche Bank to provide the debt financing to consummate the merger and the refinancing of certain of the existing indebtedness of Nexstar, Media General and certain of their variable interest entities (with such amount to be reduced by proceeds from asset sales required by FCC).

BofA Merrill Lynch is acting as financial advisor and Kirkland & Ellis LLP is acting as legal counsel to Nexstar in connection with the proposed transaction.

First Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/325-4891, conference ID 8790611 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, http://www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

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Nexstar Broadcasting Group, 5/3/16

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal, non-cash representation contract termination fee and loss on change in the fair value of contingent consideration, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal, non-cash compensation expense, non-cash representation contract termination fee and loss on change in the fair value of contingent consideration, less payments for broadcast rights, cash interest expense, capital expenditures and net operating cash income taxes.

Broadcast cash flow, Adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 104 full power television stations reaching 54 markets or approximately 18.1% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions Nexstar will own, operate, program or provide sales and other services to 171 television stations and their related low power and digital multicast signals reaching 100 markets or approximately 39% of all U.S. television households. For more information please visit www.nexstar.tv.

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Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, or a solicitation of any vote or approval. In connection with the Agreement and Plan of Merger, by and between Nexstar Broadcasting Group, Inc. (“Nexstar”), Media General, Inc. (“Media General”) and Neptune Merger Sub, Inc.  (“Merger Sub”), Nexstar filed a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (“SEC”) on March 22, 2016 that contains a joint proxy statement/prospectus, as amended by Amendment No. 1 to Nexstar’s Registration Statement on Form S-4/A, which was filed with the SEC on April 27, 2016. These materials are not yet final and may be amended. The Registration Statement on Form S-4 has not yet become effective. Nexstar and Media General also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NEXSTAR AND MEDIA GENERAL ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement on Form S-4, including the joint proxy statement/prospectus, and any other documents filed with the SEC by Nexstar or Media General through the web site maintained by the SEC at http://www.sec.gov.  In addition, the joint proxy statement/prospectus (when finalized) will be mailed to stockholders of Nexstar and Media General.

Certain Information Regarding Participants

Nexstar and Media General and their respective directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names and interests of Nexstar’s directors and executive officers in Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 29, 2016, as amended on April 29, 2016. Information about Media General’s directors and executive officers is  available in Media General’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 29, 2016, as amended on April 29, 2016. These documents can be obtained free of charge from the web site indicated above. Additional information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Registration Statement on Form S-4 and the preliminary joint proxy statement/prospectus filed by Nexstar with the SEC on March 22, 2016, as amended by Amendment No. 1 to Nexstar’s Registration Statement on Form S-4/A, which was filed with the SEC on April 27, 2016.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar and Media General claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome and benefits of a transaction between Nexstar and Media General and timing

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thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of Media General (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar and Media General undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Media General’s and Nexstar’s filings with the SEC. conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Media General’s and Nexstar’s filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group, 5/3/16

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2016	2015
Net revenue	$255,658	$201,735

Operating expenses:
Corporate expenses	15,811	11,683
Direct operating expenses, net of trade	87,946	66,150
Selling, general and administrative expenses, excluding corporate	52,354	45,606
Trade and barter expense	11,344	11,298
Depreciation	12,558	10,872
Amortization of intangible assets	12,079	13,060
Amortization of broadcast rights, excluding barter	5,637	5,162
Total operating expenses	197,729	163,831
Income from operations	57,929	37,904

Interest expense, net	(20,654)	(19,293)
Other expenses	(136)	(118)
Income before income taxes	37,139	18,493
Income tax expense	(14,865)	(6,581)
Net income	22,274	11,912
Net (income) loss attributable to noncontrolling interests	(547)	995
Net income attributable to Nexstar	$21,727	$12,907

Basic net income per common share attributable to Nexstar	$0.71	$0.41
Basic weighted average number of common shares outstanding	30,658	31,196

Diluted net income per common share attributable to Nexstar	$0.69	$0.40
Diluted weighted average number of common shares outstanding	31,538	32,256

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Nexstar Broadcasting Group, 5/3/16

Nexstar Broadcasting Group, Inc.

Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)

UNAUDITED

(in thousands)

	Three Months Ended March 31,
Broadcast Cash Flow and Adjusted EBITDA:	2016	2015

Income from operations	$57,929	$37,904

Add:
Depreciation	12,558	10,872
Amortization of intangible assets	12,079	13,060
Amortization of broadcast rights, excluding barter	5,637	5,162
(Gain) loss on asset disposal, net	(97)	802
Corporate expenses	15,811	11,683
Non-cash representation contract termination fee	-	1,516
Loss on change in the fair value of contingent consideration	404	-

Less:
Payments for broadcast rights	6,258	5,271

Broadcast cash flow	98,063	75,728
Margin %	38.4%	37.5%

Less:
Corporate expenses	15,811	11,683

Adjusted EBITDA	$82,252	$64,045
Margin %	32.2%	31.7%

Nexstar Broadcasting Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

UNAUDITED

(in thousands)

	Three Months Ended March 31,
Free Cash Flow:	2016	2015

Income from operations	$57,929	$37,904

Add:
Depreciation	12,558	10,872
Amortization of intangible assets	12,079	13,060
Amortization of broadcast rights, excluding barter	5,637	5,162
(Gain) loss on asset disposal, net	(97)	802
Non-cash compensation expense	3,134	2,858
Non-cash representation contract termination fee	-	1,516
Loss on change in the fair value of contingent consideration	404	-

Less:
Payments for broadcast rights	6,258	5,271
Cash interest expense	19,707	18,408
Capital expenditures	7,581	5,524
Operating cash income taxes, net of refunds	5,978	18

Free cash flow	$52,120	$42,953

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